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                                                                    EXHIBIT 10.2

                          AGREEMENT AND PLAN OF MERGER

      This AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") has been made as of December 21, 2005, by and among China 3C Group, a Nevada corporation ("CHINA 3C GROUP"), YX Acquisition Corporation, a Nevada corporation and a wholly-owned Subsidiary of China 3C Group ("SUB"), Capital Future Development Limited, a British Virgin Islands corporation ("CFDL"), and the shareholders of CFDL, each of whom is identified on Schedule A to this Agreement (the "CFDL SHAREHOLDERS").

      WHEREAS, the respective Boards of Directors of China 3C Group, Sub and CFDL have approved the merger, pursuant and subject to the terms and conditions of this Agreement, of Sub with and into CFDL (the "MERGER"), whereby substantially all of the issued and outstanding shares of the Common Stock of CFDL (the "CFDL COMMON STOCK) will be converted into the right to receive a specified number of shares of the Common Stock of China 3C Group (the "CHINA 3C GROUP COMMON STOCK"); and the parties each desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

      NOW, THEREFORE, in consideration of the premises and the representations, warranties and covenants herein contained, the parties agree to effect the Merger on the terms and conditions herein provided and further agree as follows:

                             ARTICLE 1. DEFINITIONS

      1.1 DEFINITIONS.

      In addition to the other definitions contained in this Agreement, the following terms will, when used in this Agreement, have the following respective meanings:

      "AFFILIATE" means a Person that, directly or indirectly, controls, is controlled by, or is under common control with, the referenced party.

      "CLAIM" means any contest, claim, demand, assessment, action, suit, cause of action, complaint, litigation, proceeding, hearing, arbitration, investigation or notice of any of the foregoing involving any Person.

      "CLOSING" means the consummation of the Merger.

      "CODE" means the Internal Revenue Code of 1986, as amended, together with all rules and regulations promulgated thereunder.

      "CONSTITUENT CORPORATIONS" means CFDL and Sub, as the constituent corporations of the Merger.

      "GAAP" means United States generally accepted accounting practices.

      "GCL" means the Nevada General Corporation Law.

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      "PERSON" means and includes any individual, partnership, corporation, trust, company, unincorporated organization, joint venture or other entity, and any Governmental Entity.

      "RECORD HOLDER" means a holder of record of CFDL Common Stock as shown on the regularly maintained stock transfer records of CFDL.

      "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, joint venture, trust or other entity of which such Person, directly or indirectly through an Affiliate, owns an amount of voting securities, or possesses other ownership interests, having the power, direct or indirect, to elect a majority of the Board of Directors or other governing body thereof.

      "SURVIVING CORPORATION" means CFDL, as the surviving corporation of the Merger.

      "U.S" means the United States of America.

      1.2 INTERPRETATION.

      In this Agreement, unless the express context otherwise requires:

         (a) the words "HEREIN," "HEREOF" and "HEREUNDER and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement;

         (b) references to "ARTICLE" or "SECTION" are to the respective Articles and Sections of this Agreement, and references to "EXHIBIT" or "SCHEDULE" are to the respective Exhibits and Schedules annexed hereto;

         (c) references to a "PARTY" means a party to this Agreement and include references to such party's successors and permitted assigns;

         (d) references to a "THIRD PARTY" means a Person that is neither a Party to this Agreement nor an Affiliate thereof;

         (e) the terms "DOLLARS" and "$" means U.S. dollars;

         (f) terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

         (g) the masculine pronoun includes the feminine and the neuter, and vice versa, as appropriate in the context; and

         (h) wherever the word "INCLUDE," "INCLUDES" or "INCLUDING is used in this Agreement, it will be deemed to be followed by the words "without limitation."

                             ARTICLE 2. THE MERGER

      2.1 EFFECTIVE TIME OF THE MERGER.

      Subject to the provisions of this Agreement, the Merger will be consummated by the filing by the Secretary of State of the State of Nevada of articles of merger, in such form as

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required by, and signed and attested in accordance with, the relevant provisions of the GCL (the time of such filing or such later time and date as is specified in such filing being the "EFFECTIVE TIME").

      2.2 CLOSING.

      The Closing will take place at 10:00 a.m., local time, on the earliest date practicable after all of the conditions set forth in Article 9 are satisfied or waived by the appropriate party, but in no event later than the applicable date referred to in Section 10.1(d) (the "CLOSING DATE"), at the offices of Harter, Secrest & Emery LLP, Rochester, New York, unless another time, date or place is agreed to in writing by the parties.

      2.3 EFFECTS OF THE MERGER.

      By virtue of the Merger and without the necessity of any action by or on behalf of the Constituent Corporations, or either of them:

         (a) at the Effective Time, (i) the separate existence of Sub will cease, and Sub will be merged with and into CFDL, and (ii) the certificate of incorporation and bylaws of CFDL as in effect immediately prior to the Effective Time will be the certificate of incorporation and bylaws of the Surviving Corporation until thereafter amended; and

         (b) at and after the Effective Time, the Surviving Corporation will possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties, of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations will be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest will be thereafter as effectually be the property of the Surviving Corporation as they were of the respective Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, will not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations will be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations will thereafter attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts and liabilities had been incurred or contracted by it.

                  ARTICLE 3. EFFECT OF MERGER ON CAPITAL STOCK

      3.1 EFFECT ON CAPITAL STOCK.

      As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of shares of CFDL Common Stock or of shares of the capital stock of Sub:

         (a) CAPITAL STOCK OF SUB. Each issued and outstanding share of the capital stock of Sub will be converted into the right to receive one fully paid and non-assessable share of the capital stock of the Surviving Corporation.

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         (b) CANCELLATION OF TREASURY STOCK. Shares of CFDL Common Stock, if
any, that are held by CFDL as treasury stock will be cancelled and retired and will cease to exist, and no Merger Consideration will be delivered in exchange therefor. Shares of China 3C Group Common Stock, if any, owned by CFDL as of the Effective Time will remain unaffected by the Merger.

         (c) EXCHANGED SHARES; MERGER CONSIDERATION.

            (i) "EXCHANGED SHARES" means all shares of CFDL Common Stock issued and outstanding immediately prior to the Effective Time other than shares of CFDL Common Stock, if any, held by CFDL as treasury stock.

            (ii) The consideration payable in the Merger will consist of (1) five hundred thousand dollars ($500,000), which shall be distributed among the CFDL Shareholders in accordance with Schedule A hereto and which shall be payable by one or more promissory notes in the form attached hereto as Exhibit A (the "NOTE MERGER CONSIDERATION") and (2) thirty-five million (35,000,000) shares of China 3C Group Common Stock, which shall be distributed among the CFDL Shareholders in accordance with Schedule A hereto (the "STOCK MERGER CONSIDERATION").

            (iii) "MERGER CONSIDERATION" means the Stock Merger Consideration and the Note Merger Consideration.

         (d) EXCHANGE OF EXCHANGED SHARES FOR MERGER CONSIDERATION. As of the Effective Time, by virtue of the Merger, each issued and outstanding Exchanged Share will be converted into the right to receive the Merger Consideration, payable, to the Record Holders of Exchanged Shares at the Effective Time. As of the Effective Time, all shares of CFDL Common Stock will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of a certificate representing any such shares will cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor, without interest, upon the surrender of such certificate in accordance with Section 3.2.

      3.2 EXCHANGE OF MERGER CONSIDERATION FOR EXCHANGED SHARES.

         (a) EXCHANGE. On the Closing Date, the holders of all of the CFDL Common Stock shall deliver to China 3C Group certificates or other documents evidencing all of the issued and outstanding CFDL Common Stock, duly endorsed in blank or with executed power attached thereto in transferable form. In exchange for all of the CFDL Common Stock tendered pursuant hereto, China 3C Group shall issue to CFDL Shareholders the Stock Merger Consideration and the Note Merger Consideration.

         (b) NO FURTHER OWNERSHIP RIGHTS IN CFDL COMMON STOCK. All shares of China 3C Group Common Stock issued upon the surrender for exchange of shares of CFDL Common Stock in accordance with the terms hereof will be deemed to have been issued in full satisfaction of all rights pertaining to such shares of CFDL Common Stock, and there will be no further registration of transfers of the shares of CFDL Common Stock (other than shares held directly or indirectly by China 3C Group) after the Effective Time. If, after the Effective Time,

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Certificates are presented to the Surviving Corporation or its transfer agent for any reason, such Certificates will be cancelled and exchanged as provided by this Article 3.

                ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF CFDL

      CFDL represents and warrants to China 3C Group and to Sub as follows, as of the date hereof and as of the Closing Date:

      4.1 ORGANIZATION.

      CFDL is a corporation duly organized, validly existing and in good standing under the laws of British Virgin Island and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign entity in the country or states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Attached Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of CFDL's certificate of incorporation or bylaws. CFDL has full power, authority and legal right and has taken all action required by law, its articles of incorporation, bylaws or otherwise to authorize the execution and delivery of this Agreement.

      4.2 CAPITALIZATION.

      The authorized capitalization of CFDL consists of 50,000 shares of common stock, no par value and no preferred shares. As of the date hereof, there are 50,000 shares of common stock issued and outstanding. All issued and outstanding common shares have been legally issued, fully paid, are nonassessable and not issued in violation of the preemptive rights of any other person. CFDL has no other securities, warrants or options authorized or issued.

      4.3 SUBSIDIARIES.

      CFDL owns 100% of Zhejiang Yong Xin Digital Technology Company Limited, a China corporation.

      4.4 TAX MATTERS; BOOKS & RECORDS

         (a) The books and records, financial and others, of CFDL are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and

         (b) CFDL has no liabilities with respect to the payment of any country, federal, state, county, local or other taxes (including any deficiencies, interest or penalties).

         (c) CFDL shall remain responsible for all debts incurred prior to the closing.

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      4.5 INFORMATION.

      The information concerning CFDL as set forth in this Agreement and in the attached Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

      4.6 TITLE AND RELATED MATTERS.

      CFDL has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal (collectively, the "Assets") free and clear of all liens, pledges, charges or encumbrances. Except as set forth in the Schedules attached hereto, CFDL owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with CFDL's business. Except as set forth in the attached Schedules, no third party has any right to, and CFDL has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of CFDL or any material portion of its properties, assets or rights.

      4.7 LITIGATION AND PROCEEDINGS

      There are no actions, suits or proceedings pending or threatened by or against or affecting CFDL, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of CFDL. CFDL does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

      4.8 CONTRACTS.

      On the Closing Date:

         (a) There are no material contracts, agreements, franchises, license agreements, or other commitments to which CFDL is a party or by which it or any of its properties are bound;

         (b) CFDL is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as CFDL can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of CFDL; and

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         (c) CFDL is not a party to any material oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; (vii) contract, agreement, or other commitment involving payments by it for more than $10,000 in the aggregate.

      4.9 NO CONFLICT WITH OTHER INSTRUMENTS.

      The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which CFDL is a party or to which any of its properties or operations are subject.

      4.10 MATERIAL CONTRACT DEFAULTS.

      To the best of CFDL's knowledge and belief, it is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of CFDL, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which CFDL has not taken adequate steps to prevent such a default from occurring.

      4.11 GOVERNMENTAL AUTHORIZATIONS.

      To the best of CFDL's knowledge, CFDL has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by CFDL of the transactions contemplated hereby.

      4.12 COMPLIANCE WITH LAWS AND REGULATIONS.

      To the best of CFDL's knowledge and belief, CFDL has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of CFDL or would not result in CFDL's incurring any material liability.

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      4.13 INSURANCE.

      All of the insurable properties of CFDL are insured for CFDL's benefit under valid and enforceable policy or policies containing substantially equivalent coverage and will be outstanding and in full force at the Closing Date.

      4.14 APPROVAL OF AGREEMENT.

      The directors of CFDL have authorized the execution and delivery of the Agreement and have approved the transactions contemplated hereby.

      4.15 MATERIAL TRANSACTIONS OR AFFILIATIONS.

      As of the Closing Date, there will exist no material contract, agreement or arrangement between CFDL and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by CFDL to own beneficially, ten percent (10%) or more of the issued and outstanding Common Shares of CFDL and which is to be performed in whole or in part after the date hereof except with regard to an agreement with the CFDL shareholders providing for the distribution of cash to provide for payment of federal and state taxes on Subchapter S income. CFDL has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

          ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF CHINA 3C GROUP

      China 3C Group represents and warrants to CFDL, as of the date hereof and as of the Closing Date, as follows:

      5.1 ORGANIZATION.

      China 3C Group is a corporation duly organized, validly existing, and in good standing under the laws of Nevada and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of China 3C Group's articles of incorporation or bylaws. China 3C Group has full power, authority and legal right and has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.

      5.2 CAPITALIZATION.

      The authorized capitalization of China 3C Group consists of 100,000,000 shares of common stock, $0.001 par value per share. As of the date hereof, China 3C Group has 2,613,251 shares of common stock issued and outstanding. All issued and outstanding shares are legally

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issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person.

      5.3 SUBSIDIARIES.

      China 3C Group has no subsidiaries other than Sub.

      5.4 TAX MATTERS: BOOKS AND RECORDS.

         (a) The books and records, financial and others, of China 3C Group are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and

         (b) China 3C Group has no liabilities with respect to the payment of any country, federal, state, county, or local taxes (including any deficiencies, interest or penalties).

         (c) China 3C Group shall remain responsible for all debts incurred by China 3C Group prior to the date of closing.

      5.5 LITIGATION AND PROCEEDINGS.

      There are no actions, suits, proceedings or investigations pending or threatened by or against or affecting China 3C Group or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition or income of China 3C Group. China 3C Group is not in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

      5.6 MATERIAL CONTRACT DEFAULTS.

      China 3C Group is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of China 3C Group, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which China 3C Group has not taken adequate steps to prevent such a default from occurring.

      5.7 INFORMATION.

      The information concerning China 3C Group as set forth in this Agreement and in the attached Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made in light of the circumstances under which they were made, not misleading.

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      5.8 TITLE AND RELATED MATTERS.

      China 3C Group has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interest in properties and assets, real and personal (collectively, the "Assets") free and clear of all liens, pledges, charges or encumbrances. China 3C Group owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with China 3C Group's business. No third party has any right to, and China 3C Group has not received any notice of infringement of or conflict with asserted rights of other with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly on in the aggregate, if the subject of an unfavorable decision ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of China 3C Group or any material portion of its properties, assets or rights.

      5.9 CONTRACTS.

      On the Closing Date:

         (a) There are no material contracts, agreements franchises, license agreements, or other commitments to which China 3C Group is a party or by which it or any of its properties are bound:

         (b) China 3C Group is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award materially and adversely affects, or in the future may (as far as China 3C Group can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of China 3C Group; and

         (c) China 3C Group is not a party to any material oral or written: (I) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties, of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; (vii) contract, agreement or other commitment involving payments by it for more than $10,000 in the aggregate.

      5.10 COMPLIANCE WITH LAWS AND REGULATIONS.

      To the best of China 3C Group's knowledge and belief, China 3C Group has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of China 3C Group or would not result in China 3C Group incurring material liability.

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      5.11 INSURANCE.

      All of the insurable properties of China 3C Group are insured for China 3C Group's benefit under valid and enforceable policy or policies containing substantially equivalent coverage and will be outstanding and in full force at the Closing Date.

      5.12 APPROVAL OF AGREEMENT.

      The directors of China 3C Group have authorized the execution and delivery of the Agreement by and have approved the transactions contemplated hereby.

      5.13 MATERIAL TRANSACTIONS OR AFFILIATIONS.

      There are no material contracts or agreements of arrangement between China 3C Group and any person, who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known to beneficially own ten percent (10%) or more of the issued and outstanding Common Shares of China 3C Group and which is to be performed in whole or in part after the date hereof. China 3C Group has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into material transactions with any such affiliated person.

      5.14 NO CONFLICT WITH OTHER INSTRUMENTS.

      The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which China 3C Group is a party or to which any of its properties or operations are subject.

      5.15 GOVERNMENTAL AUTHORIZATIONS.

      China 3C Group has all licenses, franchises, permits or other governmental authorizations legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by China 3C Group of this Agreement and the consummation of the transactions contemplated hereby.

                          ARTICLE 6. SPECIAL COVENANTS

      6.1 ACCESS TO PROPERTIES AND RECORDS.

      Prior to closing, China 3C Group and CFDL will each afford to the officers and authorized representatives of the other full access to the properties, books and records of each other, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other and each will furnish the other with such additional

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financial and operating data and other information as to the business and properties of each other, as the other shall from time to time reasonably request.

      6.2 AVAILABILITY OF RULE 144.

      China 3C Group and CFDL shareholders holding "restricted securities, " as that term is defined in Rule 144 promulgated pursuant to the Securities Act will remain as "restricted securities". China 3C Group is under no obligation to register such shares under the Securities Act, or otherwise. The stockholders of China 3C Group and CFDL holding restricted securities of China 3C Group and CFDL as of the date of this Agreement and their respective heirs, administrators, personal representatives, successors and assigns, are intended third party beneficiaries of the provisions set forth herein. The covenants set forth in this Section 4.2 shall survive the Closing and the consummation of the transactions herein contemplated.

      6.3 THE STOCK MERGER CONSIDERATION.

      The consummation of this Agreement, including the issuance of the China 3C Group Common Shares to the Shareholders of CFDL as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes that depend, inter alia, upon the circumstances under which the CFDL Shareholders acquire such securities.

      6.4 THIRD PARTY CONSENTS.

      China 3C Group and CFDL agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

      6.5 ACTIONS PRIOR AND SUBSEQUENT TO CLOSING.

         (a) From and after the date of this Agreement until the Closing Date, except as permitted or contemplated by this Agreement, China 3C Group and CFDL will each use its best efforts to:

            (i) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

            (ii) maintain in full force and effect insurance comparable in amount and in

            (iii) scope of coverage to that now maintained by it; and

            (iv) perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business.

         (b) From and after the date of this Agreement until the Closing Date, China 3C Group will not, without the prior consent of CFDL:

            (i) except as otherwise specifically set forth herein, make any change in its articles of incorporation or bylaws;

            (ii) declare or pay any dividend on its outstanding Common Shares, except as may otherwise be required by law, or effect any stock split or otherwise change its capitalization, except as provided herein;

            (iii) enter into or amend any employment, severance or agreements or arrangements with any directors or officers;

            (iv) grant, confer or award any options, warrants, conversion rights or other rights not existing on the date hereof to acquire any Common Shares; or

            (v) purchase or redeem any Common Shares.

      6.6 INDEMNIFICATION.

         (a) China 3C Group hereby agrees to indemnify CFDL, each of the officers, agents and directors and current shareholders of CFDL as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject to or rising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement; and

         (b) CFDL hereby agrees to indemnify China 3C Group, each of the officers, agents, directors and current shareholders of China 3C Group as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

               ARTICLE 7. CONDITIONS PRECEDENT TO THE OBLIGATIONS
                            OF CHINA 3C GROUP AND SUB

      The obligations of China 3C Group and Sub under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

      7.1 ACCURACY OF REPRESENTATIONS.

      The representations and warranties made by China 3C Group in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and China 3C Group shall have performed or compiled with all covenants and conditions required by this Agreement to be performed or complied with by China 3C Group prior to or at the Closing CFDL shall be furnished with a certificate, signed by a duly authorized officer of China 3C Group and dated the Closing Date, to the foregoing effect.

      7.2 DIRECTOR APPROVAL.

      The Board of Directors of China 3C Group shall have approved this Agreement and the transactions contemplated herein.

      7.3 OFFICER'S CERTIFICATE.

      CFDL shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of China 3C Group to the effect that:
(a) the representations and warranties of CFDL set forth in the Agreement and in all exhibits, schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Effective Date; (b) CFDL has performed all covenants, satisfied all conditions, and complied with all other terms and provisions of this Agreement to be performed, satisfied or complied with by it as of the Effective Date; (c) since such date and other than as previously disclosed to China 3C Group, CFDL has not entered into any material transaction other than transactions which are usual and in the ordinary course if its business; and (d) no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of CFDL, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the China 3C Group Schedules, by or against China 3C Group which might result in any material adverse change in any of the assets, properties, business or operations of China 3C Group.

      7.4 NO MATERIAL ADVERSE CHANGE.

      Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of China 3C Group.

      7.5 OTHER ITEMS.

      China 3C Group shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as China 3C Group may reasonably request.

               ARTICLE 8. CONDITIONS PRECEDENT TO THE OBLIGATIONS
                        OF CFDL AND THE CFDL SHAREHOLDERS

      The obligations of CFDL and the CFDL Shareholders under this Agreement are subject to the satisfaction, at or before the Closing date (unless otherwise indicated herein), of the following conditions:

      8.1 ACCURACY OF REPRESENTATIONS.

      The representations and warranties made by China 3C Group in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and China 3C Group shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by China 3C Group prior to or at the Closing. CFDL shall have been furnished with a certificate, signed by a duly authorized executive officer of China 3C Group and dated the Closing Date, to the foregoing effect.

      8.2 DIRECTOR APPROVAL.

      The Board of Directors of China 3C Group shall have approved this Agreement and the transactions contemplated herein.

      8.3 NO MATERIAL ADVERSE CHANGE.

      Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of China 3C Group.

                             ARTICLE 9. TERMINATION

      9.1 TERMINATION RIGHTS.

         (a) This Agreement may be terminated by the board of directors or majority interest of Shareholders of either China 3C Group or CFDL, respectively, at any time prior to the Closing Date if:

            (i) there shall be any action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; or

            (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions.

      In the event of termination pursuant to this paragraph (a), no obligation, right, or liability shall arise hereunder and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated.

         (b) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of China 3C Group if CFDL shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of CFDL contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days written notice thereof is given to CFDL. If this Agreement is terminated pursuant to this paragraph (b), this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

         (c) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of CFDL if China 3C Group shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of China 3C Group contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days written notice thereof is given to China 3C Group. If this Agreement is terminated pursuant to this paragraph (d), this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

         (d) In the event of termination pursuant to paragraph (b) and (c) hereof, the breaching party shall bear all of the expenses incurred by the other party in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated.

                           ARTICLE 10. MISCELLANEOUS

      10.1 BROKERS AND FINDERS.

      Each party hereto hereby represents and warrants that it is under no obligation, express or implied, to pay certain finders in connection with the bringing of the parties together in the negotiation, execution, or consummation of this Agreement. The parties each agree to indemnify the other against any claim by any third person for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

      10.2 LAW, FORUM AND JURISDICTION.

      This Agreement shall be construed and interpreted in accordance with the laws of the State of New York, United States of America, except for applicable provisions of the Nevada General Corporation Law, which shall control to the extent applicable.

      10.3 NOTICES.

      Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

      If to China 3C Group: 10880 Wilshire Blvd Suite 2250, Los Angeles, CA
90024

      If to CFDL: No. 368, Hu Shu Nan Road, Hangzhou City, Zhejiang Province, P.R. China 310014
      or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or telegraphed.

      10.4 ATTORNEYS' FEES.

      In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

      10.5 CONFIDENTIALITY.

      Each party hereto agrees with the other party that, unless and until the transactions contemplated by this Agreement have been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

      10.6 SCHEDULES; KNOWLEDGE.

      Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

      10.7 THIRD PARTY BENEFICIARIES.

      This contract is solely among the parties hereto and except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

      10.8 ENTIRE AGREEMENT.

      This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understanding, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

      10.9 SURVIVAL; TERMINATION.

      The representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for 18 months.

      10.10 COUNTERPARTS.

      This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

      10.11 AMENDMENT OR WAIVER.

      Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by the party or parties for whose benefit the provision is intended.

      10.12 EXPENSES.

      Each party herein shall bear all of their respective cost s and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation thereof.

      10.13 HEADINGS; CONTEXT.

      The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

      10.14 BENEFIT.

      This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

      10.15 PUBLIC ANNOUNCEMENTS.

      Except as may be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.

      10.16 SEVERABILITY.

      In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

      10.17 FAILURE OF CONDITIONS; TERMINATION.

      In the event of any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either of the parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement. In such event, the party that has failed to fulfill the conditions specified in this Agreement will liable for the other parties legal fees. The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

      10.18 NO STRICT CONSTRUCTION.

      The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

      10.19 EXECUTION KNOWING AND VOLUNTARY.

      In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprized by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

      10.20 AMENDMENT.

      At any time after the Closing Date, this Agreement may be amended by both parties, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by the party or parties for whose benefit the provision is intended.

                            [Signature page follows]

      IN WITNESS WHEREOF, China 3C Group, Sub and CFDL, each pursuant to the approval and authority duly given, as well as the CFDL Shareholders, have caused this Agreement and Plan of Merger to be executed as of the date first above written.

                    CHINA 3C GROUP

                    By:      /s/ Zhenggang Wang
                           ---------------------------------------------
                             Its Chairman of the Board and Chief
                             Executive Officer

                    YX ACQUISITION CORPORATION

                    By:      /s/ Zhenggang Wang
                           ---------------------------------------------
                             Its Chairman of the Board and Chief
                             Executive Officer

                    CAPITAL FUTURE DEVELOPMENT LIMITED

                    By:      /s/ Zhenggang Wang
                           ---------------------------------------------
                             Its Sole Director

                    CFDL SHAREHOLDERS

                             /s/ Zhenggang Wang
                           ---------------------------------------------
                             Zhenggang Wang

                             /s/ Yimin Zhang
                           ---------------------------------------------
                             Yimin Zhang

                             /s/ Weiyi Lv
                           ---------------------------------------------
                             Weiyi Lv

                             /s/ Xiaochun Wang
                           ---------------------------------------------
                             Xiaochun Wang

                             /s/ Xiaochun Wang
                           ---------------------------------------------
                             Zhongsheng Bao

                             SIMPLE (HONGKONG) INVESTMENT &
                             MANAGEMENT COMPANY LIMITED

                    By:      /s/ Ji Wen
                           ---------------------------------------------
                             Its Director

                             FIRST CAPITAL LIMITED

                    By:      /s/ Kit Tsui
                           ---------------------------------------------
                             Its Chief Executive Officer

                             SHENZHEN DINGYI INVESTMENT & CONSULTING
                             LIMITED

                    By:      /s/ Sun Hong Yan
                           ---------------------------------------------
                             Its Director

                             CHINA US BRIDGE CAPITAL LIMITED

                    By:      /s/ Guoqiong Yu
                           ---------------------------------------------
                             Its Chief Executive Officer

                                   SCHEDULE A

                                CFDL SHAREHOLDERS



                                                                                             SHARES OF CHINA 3C
                                                           CFDL COMMON STOCK           GROUP COMMON STOCK AND AMOUNT
NAME OF CFDL SHAREHOLDER                                      OWNERSHIP %                    OF PROMISSORY NOTE
------------------------                                   -----------------           -----------------------------
1.    Zhenggang Wang                                              27.5%                     9,625,000 shares;
                                                                                                $137,500

2.    Yimin Zhang                                                 15.7%                     5,495,000 shares;
                                                                                                 $78,500

3.    Weiyi Lv                                                    15.7%                     5,495,000 shares;
                                                                                                 $78,500

4.    Xiaochun Wang                                               11.8%                     4,130,000 shares;
                                                                                                 $59,000

5.    Zhongsheng Bao                                               7.8%                     2,730,000 shares;
                                                                                                 $39,000

6.    Simple (Hongkong) Investment &                               5.7%                     1,995,000 shares;
      Management Company Limited                                                                 $28,500

7.    First Capital Limited                                        5.9%                     2,065,000 shares;
                                                                                                 $29,500

8.    Shenzhen Dingyi Investment & Consulting                      5.6%                     1,960,000 shares;
      Limited                                                                                    $28,000

9.    China US Bridge Capital Limited                              4.3%                     1,505,000 shares;
                                                                                                 $21,500

                                    EXHIBIT A

                                 CHINA 3C GROUP

                                 PROMISSORY NOTE

DECEMBER 21, 2005                 PN NO. ___                         $__________

FOR VALUE RECEIVED, the undersigned, China 3C Group, a Nevada corporation (the "Maker"), hereby promises to pay to the order of __________ (the "Payee"), the principal amount of $___________, all in accordance with the provisions of this promissory note.

1. Payment of Principal. The full amount of the principal of this promissory note shall be due and payable on December 20, 2006 (the "Maturity Date").

2. No Interest. Under no circumstances shall interest accrue or be charged on the unpaid principal balance of this promissory note.

3. Method of Payment. Payments hereunder shall be in lawful money of the United States and shall be made to Payee at the following address or at such other place as Payee may designate to Maker in writing: c/o 368 HuShu Nan Road, HangZhou City, Zhejiang Province, China 310014.

4. Prepayment. This promissory note may be prepaid in whole or in part at any time without penalty or premium by payment of all or any part of the outstanding principal amount.

5. Unconditional Payment Obligation. No provision of this promissory note shall alter or impair the obligation of the Maker, which is absolute and unconditional, to pay the principal of this promissory note at the time and place and in the currency herein prescribed.

6. Events of Default. If any of the following events ("Events of Default") shall occur, Payee may, by notice to Maker, declare this promissory note and all amounts payable hereunder to be due and payable, whereupon the same shall become immediately due and payable:

(a) Maker shall become insolvent or admit in writing its inability to pay its debts as they become due, or shall make a general assignment for the benefit of creditors;

(b) Any proceedings shall be instituted by or against Maker seeking either (i) an order for relief with respect to, or reorganization, arrangement, adjustment or composition of, its debts under the United States Bankruptcy Code or under any other law relating to bankruptcy, insolvency, reorganization, or relief of debtors, or (ii) appointment of a trustee, receiver or similar official for Maker or for any substantial part of its property;

(c) Maker's failure to conduct business in the ordinary course, dissolution or termination of existence; or

(d) Maker's failure after the Maturity Date to repay the amounts due hereunder within ten (10) days of receiving written notice from Payee that such amounts are due and payable.

7. Waiver of Notice. Maker hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this promissory note, and assents to extension of the time of payment or forbearance or other indulgence without notice.

8. Governing Law. This promissory note shall be construed in accordance with the laws of the State of New York, without regard to its conflicts of laws rules.

9. Notices. All notices, requests, demands and other communications with respect to this promissory note shall be given in person or forwarded by first class United States mail, postage prepaid, registered or certified mail, with return receipt requested, addressed to the party's address. Any notice, request, demand or communication shall be deemed validly given and received upon delivery if given in person, and on the 5th business day after deposit in the United States mail if given by mail as provided for in the preceding sentence.

      IN WITNESS WHEREOF, the Maker has executed and delivered this Note effective as of December 21, 2005.

                                             CHINA 3C GROUP

                                             ___________________________________
                                             Chairman of the Board and
                                             Chief Executive Officer

                                       2